[PricewaterhouseCoopers LLP LOGO]
--------------------------------------------------------------------------------
                                                     PricewaterhouseCoopers LLP
                                                     1301 Avenue of the Americas
                                                     New York NY 10019-6013
                                                     Telephone (646) 471 4000
                                                     Facsimile (813) 286 6000


August 19, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by MKTG Services, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 12, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

         On August 12, 2003, MKTG Services, Inc. (the "Company") dismissed PricewaterhouseCoopers LLP (the "Former Auditor") as its independent auditor. The Company's dismissal of the Former Auditor was approved by the entire Board of Directors of the Company upon the recommendation of the Company's Audit Committee.

         The Former Auditor's report on the Company's financial statements for each of the years ended June 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principals, except that the Former Auditor's report on the Company's financial statements for the year ended June 30, 2002, included a separate paragraph regarding the Company's ability to continue as a going concern.

         In connection with the audits for the years ended June 30, 2002 and June 30, 2001 and through August 12, 2003, there were no disagreements with the Former Auditor on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the Former Auditor, would have caused it to make references to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years.

         During the years ended June 30, 2002 and June 30, 2001 and through August 12, 2003, there were no Reportable Events (as defined by Regulation S-K
Item 304 (a)(1)(v)) except that in November 2000 and November 2001, the Former Auditor reported to and discussed with management and the audit committee a material weakness related to certain internal controls. In particular, the Former Auditor noted that: (a) the Company did not appear to have formal procedures in place to ensure that financial management is provided with documents and sufficiently consulted with regard to the potential accounting consequences of transactions prior to the finalization of contracts and agreements, (b) there appeared to be limited control procedures in place to ensure that financial management is made aware of all transactions that occur and documentation is received and reviewed in a timely manner, and (c) that transactions with financial significance should be discussed with external auditors prior to finalization. No such comments have been made by the Former Auditor to the Company since November 2001.

         The Company has engaged the firm of Amper, Politziner & Mattia, P.C., 2015 Lincoln Highway Edison, NJ 08818 (the "New Auditor") as its independent auditor effective on or about August 19, 2003, to act as its independent auditor for the fiscal year ending June 30, 2003.

         During the two most recent fiscal years and the interim period preceding the appointment of the New Auditor, we have not consulted the New Auditor regarding either (i) the application of the accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor advice was provided to us that the New Auditor concluded was an important factor considered by us in reaching a decision as to the accounting of financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event (as defined in Regulation S-K, Item 304(a)(1)).